Exhibit 10.12

MCGRATH RENTCORP

NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

JUNE 2, 2004

$60,000,000 5.08% SERIES A SENIOR NOTES DUE JUNE 2, 2011

$20,000,000 PRIVATE SHELF FACILITY

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Schedules and Exhibits

Purchaser Schedules

Information Schedule

Schedule 6E	—	Existing Liens
Schedule 8A	—	Subsidiaries, etc.
Schedule 8G	—	Agreements Which Restrict the Incurrence of Funded Debt

Exhibit A-1	—	Form of Series A Note
Exhibit A-2	—	Form of Shelf Note

Exhibit B	—	Series A Notes Funding Instruction Letter

Exhibit C	—	Form of Request for Purchase

Exhibit D	—	Form of Confirmation of Acceptance

Exhibit E	—	Form of Multiparty Guaranty

Exhibit F	—	Form of Indemnity and Contribution Agreement

Exhibit G-1	—	Form of Series A Legal Opinion
Exhibit G-2	—	Form of Shelf Opinion

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MCGRATH RENTCORP

5700 Las Positas Road

Livermore, California 94550

As of June 2, 2004

Prudential Investment Management, Inc.

The Series A Purchasers listed on the Purchaser Schedule hereto

Each Prudential Affiliate (as hereinafter defined)

    which becomes bound by certain provisions

    of this Agreement as hereinafter provided

c/o Prudential Capital Group

Four Embarcadero Center, Suite 2700

San Francisco, California 94111

Ladies and Gentlemen:

The undersigned, McGrath RentCorp, a California corporation (the “Company”), hereby agrees with you as follows:

1. AUTHORIZATION OF ISSUE OF NOTES

1A. Authorization of Issue of Series A Notes.

The Company has authorized the issue and sale of its Series A Senior Notes (the “Series A Notes”) in the aggregate principal amount of $60,000,000, to be dated the date hereof, to mature June 2, 2011, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 5.08% per annum and on any overdue payment of principal, interest or Yield-Maintenance Amount at the rate specified in the Series A Notes, and to be substantially in the form of Exhibit A-1 attached hereto.

The terms “Series A Note” and “Series A Notes” as used herein shall include each Series A Note delivered pursuant to any provision of this Agreement and each Series A Note delivered in substitution or exchange for any such Series A Note pursuant to any such provision. Certain capitalized terms used in this Agreement are defined in paragraph 10; references to a paragraph are, unless otherwise specified, to one of the paragraphs of this Agreement and references to an “Exhibit” or “Schedule” are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement.

1B. Authorization of Issue of Shelf Notes.

The Company will authorize the issue of additional senior promissory notes (the “Shelf Notes”) in an aggregate principal amount of up to $20,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than ten years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than seven years, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(5), and to be substantially in the form of Exhibit A-2 attached hereto.

The terms “Shelf Note” and “Shelf Notes” as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms “Note” and “Notes” as used herein shall include each Series A Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes.

2. PURCHASE AND SALE OF NOTES

2A. Purchase and Sale of Series A Notes.

The Company hereby agrees to sell to each Series A Purchaser and, subject to the terms and conditions herein set forth, each Series A Purchaser hereby agrees to purchase from the Company the principal amount of Series A Notes set forth opposite such Series A Purchaser’s name on the Purchaser Schedule attached hereto (the “Purchaser Schedule”) at 100% of such principal amount. On June 2, 2004 (herein called the “Series A Closing Day”), the Company will deliver to each Series A Purchaser at the offices of Bingham McCutchen LLP, Three Embarcadero Center, San Francisco, California, one or more Series A Notes registered in its or its nominee’s name (as specified in the Purchaser Schedule), evidencing the aggregate principal amount of Series A Notes to be purchased by such Series A Purchaser and in the denomination or denominations specified with respect to such Series A Purchaser in the Purchaser Schedule, against payment of the purchase price thereof by wire transfer of immediately available funds as set forth in the Series A Notes Funding Instruction Letter attached hereto as Exhibit B.

2B. Purchase and Sale of Shelf Notes.

2B(1). Facility.

Subject to paragraph 2B(2), PIM is willing to consider, in its sole discretion and within limits which may be authorized for purchase by PIM and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of PIM to consider such purchase of Shelf Notes is herein called the “Facility.” At any time, (i) $20,000,000, minus (ii) the aggregate principal amount of

Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus (iii) the aggregate principal amount of Accepted Shelf Notes which have not yet been purchased and sold hereunder prior to such time is herein called the “Available Facility Amount” at such time. NOTWITHSTANDING THE WILLINGNESS OF PIM TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PIM NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PIM OR ANY PRUDENTIAL AFFILIATE.

2B(2). Issuance Period.

Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if any such anniversary is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after PIM shall have given to the Company, or the Company shall have given to PIM, written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period.”

2B(3). Request for Purchase.

The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a “Request for Purchase”). Each Request for Purchase shall be made to PIM by facsimile or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities (which shall be no more than ten years from the date of issuance), and principal prepayment dates and amounts (which shall result in an average life of no more than seven years) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than ten days and not more than twenty-five days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default and (vii) be substantially in the form of Exhibit C attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by PIM.

2B(4). Rate Quotes.

Not later than five Business Days after the Company shall have given PIM a Request for Purchase pursuant to paragraph 2B(3), PIM may, but shall be under no obligation to, provide to an Authorized Officer of the Company by telephone interest rate quotes for the several principal amounts, maturities and principal prepayment schedules of Shelf Notes specified in such Request for Purchase. Each such quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which PIM or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

2B(5). Acceptance.

Within two minutes after PIM shall have provided any interest rate quotes pursuant to paragraph 2B(4), or such shorter period as PIM may specify to the Company (such period herein called the “Acceptance Window”), the Company may, subject to paragraph 2B(6), elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying PIM by telephone or facsimile within the Acceptance Window (but not earlier than 9:30 a.m. or later than 1:30 p.m. (or such later time as PIM may agree), New York City local time) that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an “Accepted Shelf Note”) as to which such acceptance (herein called an “Acceptance”) relates. The day the Company notifies PIM of an Acceptance with respect to any Accepted Shelf Notes is herein called the “Acceptance Day” for such Accepted Shelf Notes. Any interest rate quotes as to which PIM does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraphs 2B(2) and 2B(6) and the other terms and conditions hereof, the Company agrees to sell to PIM or a Prudential Affiliate, and PIM agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Shelf Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, PIM and each Prudential Affiliate which is to purchase any such Accepted Shelf Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit D attached hereto (herein called a “Confirmation of Acceptance”). If the Company should fail to execute and return to PIM within two Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Shelf Notes, PIM may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Shelf Notes by so notifying the Company in writing.

2B(6). Market Disruption.

Notwithstanding the provisions of paragraph 2B(5), if PIM shall have provided interest rate quotes pursuant to paragraph 2B(4) and thereafter, prior to the time an Acceptance with respect to such quotes shall have been notified to PIM in accordance with paragraph 2B(5), the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies PIM of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and PIM promptly shall notify the Company that the provisions of this paragraph 2B(6) are applicable with respect to such Acceptance.

2B(7). Facility Closings.

Not later than 1:30 p.m. (New York City local time) on the Closing Day for any Accepted Shelf Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group, Four Embarcadero Center, Suite 2700, San Francisco, California 94111 (or such other address as PIM may specify in writing), the Accepted Shelf Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Shelf Notes to be purchased on such Closing Day, dated the Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the account(s) specified in the Request for Purchase of such Shelf Notes. If the Company fails to tender to any Purchaser the Accepted Shelf Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Shelf Notes as provided above in this paragraph 2B(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 2:00 p.m., New York City local time, on such scheduled Closing Day notify PIM (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to PIM (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee, if applicable, in accordance with paragraph 2B(8)(ii), or (ii) such closing is to be canceled and the Company will pay the Cancellation Fee as provided in paragraph 2B(8)(iii). In the event that the Company shall fail to give such notice referred to in the preceding sentence, PIM (on behalf of each Purchaser) may at its election, at any time after 2:00 p.m., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled and the Company is obligated to pay the Cancellation Fee as provided in paragraph 2B(8)(iii). Notwithstanding anything to the contrary contained in this Agreement, the Company may elect to reschedule a closing with respect to any given Accepted Shelf Notes on not more than one (1) occasion, unless PIM shall have otherwise consented in writing.

2B(8). Fees.

2B(8)(i). Draw Fees.

The Company will pay to or as directed by PIM in immediately available funds a fee (herein called a “Draw Fee”) on or before each Closing Day (including the Series A Closing Day) in an amount equal to 0.10% of the aggregate principal amount of Notes sold on such Closing Day.

2B(8)(ii). Delayed Delivery Fee.

If the closing of the purchase and sale of any Accepted Shelf Note is delayed for any reason beyond the original Closing Day for such Accepted Shelf Note, the Company will pay to or as directed by PIM on (x) the Cancellation Date or actual closing date of such purchase and sale or (y) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Shelf Note, a fee (herein called the “Delayed Delivery Fee”) calculated as follows:

(BEY - MMY) X DTS/360 X PA

where “BEY” means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Shelf Note; “MMY” means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by PIM on the date PIM receives notice of the delay in the closing for such Accepted Shelf Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by PIM each time such closing is delayed); “DTS” means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Shelf Note (in the case of the first such payment with respect to such Accepted Shelf Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Shelf Note) to but excluding the date of such payment; and “PA” means Principal Amount, i.e., the principal amount of the Accepted Shelf Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Shelf Note on any day other than the Closing Day for such Accepted Shelf Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(7).

2B(8)(iii). Cancellation Fee.

If the Company at any time notifies PIM in writing that the Company is canceling the closing of the purchase and sale of any Accepted Shelf Note, or if PIM notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2B(5) or the penultimate sentence of paragraph 2B(7) that the closing of the purchase and sale of such Accepted Shelf Note is to be canceled, or if the closing of the purchase and sale of such Accepted Shelf Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the “Cancellation Date”), the Company will pay the Purchasers in immediately available funds an amount (the “Cancellation Fee”) calculated as follows:

PI X PA

where “PI” means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by PIM) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by PIM) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Shelf Note by (b) such bid price; and “PA” has the meaning ascribed to it in paragraph 2B(8)(ii). The foregoing bid and ask prices shall be as reported by such publicly available source of such market data as is then customarily used by PIM. Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

3. CONDITIONS OF CLOSING.

The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the applicable Closing Day, of the following conditions:

3A. Conditions to Series A Closing.

3A(1). Initial Draw Fee.

The Company shall have paid to or as directed by PIM in immediately available funds any unpaid balance of the initial Draw Fee payable pursuant to paragraph 2B(8)(i) in connection with the closing for the Series A Notes.

3A(2). Consents.

PIM shall have received evidence satisfactory to it that all government, contractual and other third-party approvals and consents, if any, necessary to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents as of the Series A Closing Day have been obtained.

3A(3). Other Documents.

PIM shall have received the following documents, each duly executed and delivered by the party or parties thereto and in form and substance satisfactory to PIM:

(i) the Multiparty Guaranty, dated as of the date hereof, executed by each of the Subsidiary Guarantors in favor of the holders from time to time of the Notes, in the form of Exhibit E hereto (as amended, supplemented or otherwise modified from time to time, the “Multiparty Guaranty”);

(ii) the Indemnity, Contribution and Subordination Agreement, dated as of the date hereof, among the Credit Parties, in the form of Exhibit F hereto (as amended, supplemented or otherwise modified from time to time, the “Indemnity and Contribution Agreement”); and

(iii) such other certificates, documents and agreements as PIM or any of the Series A Purchasers may request (including those referenced in paragraph 3B).

3A(4). Legal Opinion of Special Counsel to PIM and the Series A Purchasers.

PIM and the Series A Purchasers shall have received from Bingham McCutchen LLP, which is acting as their special counsel in connection with this transaction, an opinion reasonably satisfactory to PIM as to such matters incident to the matters herein contemplated as it may reasonably request.

3A(5). Payment of Legal Fees and Expenses.

Without limiting the provisions of paragraph 11B, the Company shall have paid the fees, charges and disbursements of Bingham McCutchen LLP, special counsel to PIM and the Series A Purchasers, in connection with the preparation and negotiation of this Agreement and the other Transaction Documents.

3A(6). Extension of Bank Facility.

The Company shall have amended and restated its existing revolving credit facility provided by the Banks, so that the aggregate commitments available thereunder are not less than $130,000,000 and such commitments are available to the Company through at least March 31, 2006 and otherwise upon terms and conditions satisfactory to PIM and the Series A Purchasers. The Company shall have delivered to PIM and the Series A Purchasers fully executed copies of the Bank Credit Agreement, the Sweep and each of the other instruments and agreements executed and/or delivered in connection therewith, each certified as true, correct and complete by an Authorized Officer of the Company.

3B. Conditions to Each Closing.

3B(1). Representations and Warranties; No Default.

The representations and warranties contained in this Agreement and each of the other Transaction Documents shall be true on and as of the applicable Closing Day (both before and after giving effect to the issuance and purchase of Notes on such Closing Day); if the Company provides updated disclosure schedules regarding the representations and warranties of paragraph 8, the same shall be acceptable to PIM; and there shall exist on such Closing Day (both before and after giving effect to the issuance and purchase of Notes on such Closing Day) no Event of Default or Default.

3B(2). Purchase Permitted by Applicable Laws.

The purchase of and payment for the Notes to be purchased by such Purchaser on the applicable Closing Day (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax (excluding taxes on the revenue and net income of such Purchaser), penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may reasonably request to establish compliance with this condition.

3B(3). Payment of Fees.

The Company shall have paid any fees due pursuant to or in connection with this Agreement, including any Draw Fee due pursuant to paragraph 2B(8)(i) and any Delayed Delivery Fee due pursuant to paragraph 2B(8)(ii) and, without limiting the provisions of paragraph 11B, the fees, charges and disbursements of the Purchasers’ special counsel.

3B(4). Delivery of Certain Documents.

Each Purchaser shall have received the following, each in form and substance satisfactory to it:

(i) the Notes(s) to be purchased by such Purchaser;

(ii) Certified copies of the resolutions of the Board of Directors of each of the Credit Parties authorizing the execution and delivery of the Transaction Documents to which such Person is a party and, in the case of the Company, authorizing the issuance of the Notes, and of all documents evidencing other necessary corporate or similar action and governmental approvals, if any, with respect to the Transaction Documents to which such Credit Party is a party and the Notes (in the case of the Company);

(iii) a certificate of the Secretary or an Assistant Secretary of each of the Credit Parties certifying the names and true signatures of the officers of such Credit Party authorized to sign the Transaction Documents to which such Person is a party and, in the case of the Company, the Notes, to be delivered hereunder;

(iv) the Company shall have delivered to such Purchaser an Officer’s Certificate, dated such Closing Day, certifying that the conditions specified in paragraph 3B(1) have been satisfied;

(v) Certified copies of the Certificate of Incorporation or Articles of Incorporation (or similar constitutive documents), as applicable, and By-laws of each of the Credit Parties;

(vi) An opinion of Christopher Ream, Esq., counsel to the Credit Parties (or such other counsel designated by the Credit Parties and acceptable to the Purchaser(s)), substantially in the form of Exhibit G-1 (in the case of the Series A Notes) or Exhibit G-2 (in the case of any Shelf Notes) attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion;

(vii) A good standing certificate for each Credit Party from the Secretaries of State of each Credit Party’s state of formation, good standing certificates for each Credit Party from such other states as such Purchaser may reasonably request, and such other evidence of the status of each Credit Party as such Purchaser may reasonably request, each dated as of a recent date; and

(viii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

3B(5). UCC Searches.

PIM and the Purchasers shall have received certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company, the Subsidiary Guarantors or any Active Subsidiary (under its present name and previous names) as debtor and which are filed in the offices of the Secretaries of State of each state in which the Company or any Subsidiary has its executive office or property located therein, together with copies of such financing statements.

3B(6). Private Placement Number.

A Private Placement number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes of each Series to be purchased on such Closing Day.

4. PREPAYMENTS.

The Series A Notes and any Shelf Notes shall be subject to required prepayment as and to the extent provided in paragraphs 4A and 4B, respectively. The Series A Notes and any Shelf Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4C.

4A. Required Prepayments of Series A Notes. Until the Series A Notes shall be paid in full, the Company shall apply to the prepayment of the principal amount of the Series A Notes, without Yield-Maintenance Amount, the sum of $12,000,000 on June 2 of each year, commencing on June 2, 2007 through and including June 2, 2010, and such principal amounts of the Series A Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series A Notes, together with interest accrued thereon, shall become due on the maturity date of the Series A Notes.

4B. Required Prepayments of Shelf Notes.

Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.

4C. Optional Prepayment.

The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral aggregate multiples of $100,000 and in a minimum aggregate amount of $5,000,000) at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of the Notes pursuant to this paragraph 4C shall be applied in satisfaction of remaining required payments of principal on a pro rata basis.

4D. Notice of Optional Prepayment.

The Company shall give the holder of each Note of a Series to be prepaid pursuant to paragraph 4C irrevocable written notice of such prepayment not less than five Business Days prior to the prepayment date, specifying (i) such prepayment date, (ii) the aggregate principal amount of the Notes of such Series to be prepaid on such date, (iii) the principal amount of the Notes of such Series held by such holder to be prepaid on that date and (iv) that such prepayment is to be made pursuant to paragraph 4C. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4C, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each holder of the Notes of such Series which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Company.

4E. Partial Payments Pro Rata.

In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraphs 4A or 4C, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4E only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4C) according to the respective outstanding principal amounts thereof.

4F. Retirement of Notes.

The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A, 4B or 4C or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4E.

5. AFFIRMATIVE COVENANTS.

During the Issuance Period and so long thereafter as any Note or other amount owing under this Agreement or any other Transaction Document shall remain unpaid, the Company covenants as follows:

5A. Financial Statements; Notice of Defaults.

The Company covenants that it will deliver to each holder of any Notes:

(i) as soon as practicable and in any event within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly period), consolidated statements of income and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, all in reasonable detail and prepared in accordance with GAAP and certified by an authorized financial officer of the Company as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on their consolidated results of operations and changes in financial position, subject to changes resulting from year-end adjustments;

(ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidated statements of income, cash flows and shareholders’ equity of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and prepared in accordance with GAAP and reported on by independent public accountants of recognized national standing, selected by the Company whose report shall be without a “going concern” or like qualification or exception and without limitation as to scope of the audit;

(iii) promptly upon their becoming available, (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly required by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole;

(iv) promptly upon receipt thereof, a copy of any other credit agreement or similar agreement to which the Company or any Subsidiary is a party not previously delivered pursuant to which the credit commitments available to the Company or any Subsidiary, individually or in the aggregate, and/or outstanding principal indebtedness incurred equals or exceeds $5,000,000, a copy of each notice of default or noncompliance received by the Company or any of its Subsidiaries with respect thereto, and promptly following execution and delivery thereof, a copy of any amendment, waiver or other modification of any such agreement;

(v) promptly upon receipt thereof, a copy of each other report pertaining to material items submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

(vi) within 60 days after the end of each fiscal year, (a) a copy of the Company’s and its Subsidiaries’ consolidated budget for the forthcoming fiscal year, in form and substance satisfactory to PIM, and (b) a summary forecast covering the period for the forthcoming fiscal year and two additional years (three years in total); and

(vii) with reasonable promptness, such other financial data as any holder of the Notes may reasonably request.

Together with each delivery of financial statements required by clause (i) above, the Company will deliver to each holder of Notes an Officer’s Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A, 6B, 6D, 6E and 6F and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each holder of Notes (a) an Officer’s Certificate demonstrating (with any computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A, 6B, 6D, 6E and 6F and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto and (b) a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

5B. Notices; Reports.

The Company shall, and shall cause each Subsidiary to:

(i) As soon as practicable, and in any event no later than 5 days after any Responsible Officer obtains knowledge of (a) the occurrence of any Default or Event of Default, (b) the existence of any threatened or pending litigation, suit or administrative proceeding affecting the Company or any Subsidiary which might have a Material Adverse Effect, (c) a material labor dispute resulting in or threatening to result in a strike, slow down or work stoppage of any kind against the Company or any Subsidiary, or (d) any other event or circumstance which could reasonably be expected to result in a Material Adverse Effect, it will deliver to each holder of the Notes an Officer’s Certificate specifying the nature and period of existence thereof, the effect, if any, of such event or circumstance on the results of operations, condition (financial or otherwise) or the ability of each Credit Party to comply with the Transaction Documents to which such Credit Party is a party, and what action the Company proposes to take with respect thereto; and

(ii) Promptly upon the transmission thereof by any Credit Party of any information, reports, statements or other information provided by such Credit Party to the Bank pursuant to the requirements of the Bank Credit Agreement, it shall deliver a copy thereof to each holder of the Notes.

5C. Inspection of Property.

The Company covenants that it will permit any Person designated by any holder of any Notes to visit and inspect any of the properties of the Company or its Subsidiaries, to examine the corporate books and financial records of the Company or its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such Person with the principal officers of such Person and its independent public accountants, all at such reasonable times and as often as such holder may reasonably request. The fees and costs of such visits, inspections and examinations incurred by or for the account of any such designated Person shall be at the expense of the Company if a Default or an Event of Default exists, or at the expense of the holder of such Notes if no Default or Event of Default exists.

5D. Information Required by Rule 144A.

The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5D, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.

5E. Maintenance of Properties; Preservation of Rights.

The Company covenants that it will, and will cause each of its Subsidiaries to, (i) maintain and keep, or cause to be maintained and kept, all properties useful or necessary to the business of the Company or such Subsidiary, as the case may be, in good repair, working order and condition (other than ordinary wear and tear), and (ii) maintain and preserve all licenses, permits, governmental approvals, rights, privileges and franchises necessary or desirable for the normal conduct of its business. The Company shall notify the holders from time to time of the Notes thirty (30) days in advance of any change in the location of any of its places of business or of the establishment of any new, or the discontinuance of any existing, place of business of the Company or any Subsidiary.

5F. Compliance With Laws.

The Company covenants that it will, and will cause each of its Subsidiaries to, comply in a timely fashion with (a) all applicable laws, rules, regulations, decrees and orders of all federal, state or local courts or governmental agencies, authorities, instrumentalities or regulatory bodies (including, without limitation, ERISA, the USA Patriot Act, Environmental Laws and the Fair Labor Standards Act, as amended), and (b) all material agreements to which it is a party, other than such requirements or agreement with respect to which the non-compliance of the Company or such Subsidiary will not have a Material Adverse Effect. Without limitation of the foregoing, the Company will not, and will not permit any of its Subsidiaries to, become a Person described in section 1 of the Anti-Terrorism Order, or engage in any dealings or transactions, or otherwise be associated with, any such Person.

5G. Insurance.

The Company covenants that it will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance in such amounts and against such liabilities and hazards as is customarily maintained by other companies operating similar businesses.

5H. Payment of Taxes and Claims.

The Company will, and will cause each Subsidiary to, pay and discharge when due all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, including without limitation federal and state income taxes and state and local property taxes and assessments and all claims (including claims for labor services, materials and supplies) for sums that have become due and payable and which by law have or might become a Lien upon any of its properties or assets; provided, that no such charge or claim need be paid if subject to a Good Faith Contest.

5I. Subsequent Guarantors; Release of Guarantors.

Within the earlier of (i) 10 days after any Person (including any Person holding assets acquired from TRS) becomes an Active Subsidiary and (ii) concurrent with such time as such Person becomes obligated under a Guarantee of any other credit facility, the Company will cause such Person to (a) become a party to the Multiparty Guaranty and the Indemnity and Contribution Agreement, and (b) execute and deliver to each holder of Notes an opinion of counsel (as to the due organization, valid existence and good standing of such Person; the power and authority and due authorization of such Person to execute, deliver and perform its obligations under each such Transaction Document; and the enforceability against such Person of its obligations under each such Transaction Document) and a certificate accompanying authorizing resolutions and corporate or similar documents of such Person, each of foregoing in form and substance satisfactory to the Required Holders. If any Subsidiary Guarantor ceases to be a Subsidiary and if, after giving effect thereto, no Default or Event of Default then exists, then the Company may deliver to PIM a certificate of a Responsible Officer to both such effects and, upon the later of (i) such delivery and (ii) concurrently with such time as that Subsidiary Guarantor has been released from all of its obligations under each Guarantee of other credit facilities, that Subsidiary Guarantor automatically shall be released from all of its obligations under the Multiparty Guaranty and that Subsidiary Guarantor shall no longer be a party to the Indemnity and Contribution Agreement, in each case without further approval of or action by any holder of any Notes.

5J. Covenant to Secure Notes Equally.

The Company covenants that if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired (other than Liens permitted under paragraph 6E), it will promptly notify each holder of Notes of such occurrence and, upon the request of the Required Holders, make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Funded Debt thereby secured so long as any such other Funded Debt shall be so secured.

6. NEGATIVE COVENANTS.

During the Issuance Period and so long thereafter as any Note or other amount owing under this Agreement or any other Transaction Document shall remain unpaid, the Company covenants as follows:

6A. Financial Covenants.

6A(1). Minimum Tangible Net Worth.

The Company will not permit Tangible Net Worth, calculated as of the last day of each fiscal quarter, to be less than the sum of (i) $127,500,000, plus (ii) 50% of the Net Income (but only if a positive number) for each fiscal quarter ended subsequent to December 31, 2003, plus (iii) 90% of the net cash proceeds from the issuance of the Company’s capital stock after December 31, 2003, excluding the first $2,000,000 of such proceeds from the exercise of stock options after December 31, 2003.

6A(2). Leverage Ratio.

The Company will not permit the ratio, calculated as of the last day of each fiscal quarter during the applicable period set forth below, of (i) Funded Debt as of such date to (ii) EBITDA for the period of four consecutive fiscal quarters of the Company ended as of such date, to be greater than the ratio set forth opposite such period:

Period	Ratio
Series A Closing Date through March 30, 2005	2.50:1.00
March 31, 2005 through March 30, 2006	2.25:1.00
March 31, 2006 and thereafter	2.00:1.00

For purpose of this paragraph 6A(2), Funded Debt shall exclude Funded Debt created under the Multiparty Guaranty or under a Guarantee of the obligations of the Company under the Bank Credit Agreement or the Sweep.

6A(3). Consolidated Fixed Charge Coverage Ratio.

The Company will not permit the ratio, calculated as of the last day of each fiscal quarter during the applicable period set forth below, of (i) EBITDA for the period of four consecutive fiscal quarters of the Company ended as of such date to (ii) Fixed Charges calculated as of such date, to be less than the ratio set forth opposite such period:

Period	Ratio
Series A Closing Date through December 31, 2004	1.50:1.00
January 1, 2005 through December 31, 2005	1.75:1.00
January 1, 2006 and thereafter	2.00:1.00

6B. Merger and Consolidation; Transfer of Assets.

The Company will not, and will not permit any Subsidiary to, consolidate or merge with or into, or Transfer any of its assets to, any other Person, except that, so long as no Default or Event of Default has occurred and is continuing or would result from any such event:

(i) the Company or any Subsidiary may sell inventory in the ordinary course of business;

(ii) any Subsidiary may consolidate or merge with or into the Company; provided that the Company is the continuing or surviving corporation;

(iii) any Subsidiary may consolidate or merge with or into any other wholly-owned Subsidiary or Active Subsidiary; provided that such wholly-owned Subsidiary or Active Subsidiary is the continuing or surviving corporation;

(iv) the Company or a Subsidiary may acquire another entity in a consensual, negotiated transaction that is structured as a merger with such other entity if the Company has furnished to the holders of Notes a written statement certified by a Responsible Officer demonstrating, in reasonable detail, that after giving effect to the consummation of such transaction, the Company and its Subsidiaries will remain in compliance with each of the financial tests set forth in paragraph 6A;

(v) any Subsidiary may Transfer assets to the Company, an Active Subsidiary or a wholly-owned Subsidiary;

(vi) the Company may Transfer assets to an Active Subsidiary or a wholly-owned Subsidiary;

(vii) the Company or any Subsidiary may sell worn-out, obsolete or surplus property (each to be determined by the Company or such Subsidiary in its reasonable judgment); and

(viii) the Company or any Subsidiary may otherwise Transfer assets; provided that after giving effect thereto (a) the Annual Percentage of Assets Transferred pursuant to this clause (viii) shall not exceed 10%, and (b) the Cumulative Percentage of Assets Transferred pursuant to this clause (viii) shall not exceed 30%.

6C. Nature of Business; Public Company Status.

The Company will not, and will not permit any of its Active Subsidiaries to, materially change the nature of its business. The Company will not cease to be a publicly held company.

6D. Sale of Stock and Indebtedness of Subsidiaries.

The Company will not, and will not permit any Subsidiary to, sell or otherwise dispose of, or part with control of, any shares of stock, partnership interests, membership interests or other equity interests in, or indebtedness of, any Subsidiary (in the case of the Company) or any other Subsidiary (in the case of a Subsidiary), except the sale of all equity interests and indebtedness of any Subsidiary at the time owned by or owed to the Company and one or more Subsidiaries sold as an entirety; provided that (a) such sale or other disposition is treated as a Transfer of assets of such Subsidiary and is permitted by paragraph 6B, and (b) at the time of such sale, such Subsidiary shall not own, directly or indirectly, any equity interests or indebtedness of any other Subsidiary (unless all of the equity interests and indebtedness of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this paragraph 6D).

6E. Liens.

Neither the Company nor any of its Subsidiaries shall mortgage, pledge, grant, assume or permit to exist any Lien on property of the Company or any Subsidiary now or hereafter acquired, except:

(i) Liens in existence on the date hereof and disclosed on Schedule 6E or any Lien which replaces such a Lien; provided that the principal amount of the indebtedness secured by the replacing Lien does not exceed the principal amount at the time of replacement of the existing Lien, or cover property other than the property covered by the existing Lien;

(ii) Liens of carriers, warehousemen, mechanics, landlords, materialmen, suppliers, tax, assessments, other governmental charges and other like Liens arising in the ordinary course of business securing obligations that are not incurred in connection with the obtaining of any advance or credit and which are not overdue or are subject to a Good Faith Contest;

(iii) Liens arising in connection with workmen’s compensation, unemployment insurance, appeal and release bonds and progress payments under government contracts;

(iv) the giving, simultaneously with or within 90 days after the acquisition or construction of real property or tangible personal property, of any purchase money Lien (including vendors’ rights under purchase contracts under agreements whereby title is retained for the purpose of securing the purchase price thereof) on real property or tangible personal property hereafter acquired or constructed and not heretofore owned by the Company or any Subsidiary, or the acquiring hereafter of real property or personal tangible property not heretofore owned by the Company or any Subsidiary subject to any then existing Lien (whether or not assumed); provided that (a) in each such case such Lien is limited to such acquired or constructed real or tangible personal property, and (b) the Company is and remains in compliance with paragraph 6F;

(v) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by insurance; and

(vi) Liens arising from Real Property Debt; provided that the Company is and remains in compliance with paragraph 6F.

6F. Priority Debt.

The Company will not permit at any time Priority Debt to exceed 15% of Tangible Net Worth.

6G. Prepayment.

The Company will not, and will not permit any of its Subsidiaries to, prepay any Funded Debt (other than Funded Debt evidenced by the Notes and Funded Debt under and pursuant to the Bank Credit Agreement or the Sweep), or enter into or modify any agreement as a result of which the terms of payment of the Funded Debt (other than Funded Debt evidenced by the Notes and Funded Debt under and pursuant to the Bank Credit Agreement or the Sweep) are waived or modified unless such prepayment or modification will have no Material Adverse Effect.

6H. Related Party Transactions.

The Company will not, and will not permit any Subsidiary to, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, pay or agree to pay any management, advisory, consulting or other fees to, or otherwise deal with, in the ordinary course of business or otherwise, any Related Party other than on fair and reasonable terms and conditions at least as favorable to the Company or such Subsidiary as those that would be obtained through an arm’s-length negotiation with an unaffiliated third party.

6I. Misrepresentations.

The Company will not, and will not permit any of its Subsidiaries to, furnish PIM or any holder of a Note any certificate or other document that contains any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which its was furnished.

6J. Use of Proceeds.

The Company will not use any of the proceeds from the sale of the Notes except, in the case of the Series A Notes for the purposes set forth in paragraph 8I and, in the case of any Shelf Notes, for the purpose set forth in the applicable Request for Purchase. In no event will the proceeds from the sale of any Notes be used to fund a Hostile Tender Offer.

7. EVENTS OF DEFAULT.

7A. Acceleration.

If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

(i) the Company defaults in the payment of any principal of, or Yield-Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

(ii) the Company defaults in the payment of any interest on any Note for more than five days after the date due; or

(iii) any Credit Party or any Subsidiary of a Credit Party defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or any Credit Party or any Subsidiary of a Credit Party fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by any Credit Party or any Subsidiary of a Credit Party) prior to any stated maturity; provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to any Credit Party or any Subsidiary of a Credit Party) shall occur and be continuing exceeds $500,000; or

(iv) any representation or warranty made by any Credit Party herein or in any of the other Transaction Documents, or by any Credit Party or any of the officers of any such Credit Party in any writing furnished in connection with or pursuant to this Agreement or any of the other Transaction Documents shall be false in any material respect on the date as of which made; or

(v) the Company fails to perform or observe any agreement contained in paragraphs 5B, 5I, 5J or paragraph 6; or

(vi) any Credit Party fails to perform or observe any other agreement, term or condition contained herein or in any other Transaction Document and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

(vii) any Credit Party or any Active Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

(viii) any decree or order for relief in respect of any Credit Party or any Active Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the “Bankruptcy Law”), of any jurisdiction; or

(ix) any Credit Party or any Active Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of any Credit Party or any Active Subsidiary, or of any substantial part of the assets of any such Person, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to any Credit Party or any Active Subsidiary under the Bankruptcy Law of any other jurisdiction; or

(x) any such petition or application is filed, or any such proceedings are commenced, against any Credit Party or any Active Subsidiary and such Credit Party or Active Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

(xi) any order, judgment or decree is entered in any proceedings against any Credit Party or any Active Subsidiary decreeing the dissolution of such Credit Party or Active Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

(xii) any order, judgment or decree is entered in any proceedings against any Credit Party or any Active Subsidiary decreeing a split-up of such Credit Party or Active Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

(xiii) one or more final judgments in an aggregate amount in excess of $500,000 in any one (1) year period is rendered against any Credit Party or any Subsidiary of any Credit Party and, within 30 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, such judgment is not discharged; or

(xiv) (A) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (B) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate that a Plan may become a subject of such proceedings, (C) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans of any Credit Party or any Subsidiary of any Credit Party, determined in accordance with Title IV of ERISA, shall exceed $500,000, (D) any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (E) any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate withdraws from any Multiemployer Plan, or (F) any Credit Party, any Subsidiary of any Credit Party establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would materially increase the liability of any Credit Party or any Subsidiary of any Credit Party thereunder; and any such event or events described in clauses (A) through (F) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(xv) any of the Transaction Documents shall cease for any reason to be in full force and effect or any party thereto (other than any holder from time to time of a Note) shall purport to disavow its obligations thereunder, shall declare that it does not have any further obligation thereunder or shall contest the validity or enforceability thereof;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note may at its option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, payable with respect to such Notes, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, payable with respect to the Notes, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company and (c) with respect to any event constituting an Event of Default (including an Event of Default described in clause (i) or (ii) of this paragraph 7A), the Required Holder(s) of the Notes of any Series may at its or their option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

7B. Rescission of Acceleration.

At any time after any or all of the Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

7C. Notice of Acceleration or Rescission.

Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

7D. Other Remedies.

If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note and the other Transaction Documents by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or any other Transaction Document or in aid of the exercise of any power granted in this Agreement or any other Transaction Document. No remedy conferred in this Agreement or any other Transaction Document upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein, in any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise.

8. REPRESENTATIONS, COVENANTS AND WARRANTIES.

The Company represents, covenants and warrants as follows:

8A. Organization.

The Company is a corporation duly organized and existing in good standing under the laws of the State of California, each other Credit Party is duly organized and existing in good standing under the laws of the jurisdiction in which it is formed. Schedule 8A hereto is an accurate and complete list as of the Series A Closing Day of all Subsidiaries as of the date hereof, including the jurisdiction of organization and ownership of all such Subsidiaries. The Company and each Subsidiary has the corporate power to own its respective properties and to carry on its respective businesses as now being conducted and is duly qualified and authorized to do business in each other jurisdiction in which the character of its respective properties or the nature of its respective businesses require such qualification or authorization except where the failure to be so qualified or authorized could not reasonably be expected to have a Material Adverse Effect.

8B. Financial Statements.

The Company has furnished each Purchaser of the Series A Notes and any Accepted Shelf Notes with the following financial statements: (i) consolidated balance sheets of the Company and its Subsidiaries as at December 31st in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidated statements of income, cash flows and shareholders’ equity of the Company and its Subsidiaries for each such year, all reported on by Arthur Andersen LLP (in the case such financial statements for the fiscal year ended December 31, 2001) or by Grant Thornton LLP (in the case of all such financial statements for each fiscal year ended after December 31, 2001) and (ii) consolidated balance sheets of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 45 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, cash flows and shareholders’ equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the consolidated condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders’ equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, property or assets, financial condition, operations or prospects of the Company or its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

8C. Actions Pending.

There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against any of the Credit Parties or any Subsidiaries or any properties or rights of such Persons, by or before any court, arbitrator or administrative or governmental body which could reasonably be expected to have a Material Adverse Effect.

8D. Outstanding Funded Debt.

The Credit Parties do not have outstanding any Funded Debt except as permitted by paragraphs 6A(2) and 6F. There exists no default under the provisions of any instrument evidencing such indebtedness or of any agreement relating thereto.

8E. Title to Properties.

Each of the Credit Parties and Subsidiaries has good and marketable title to its respective real properties and good and merchantable title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6E. All leases necessary in any material respect for the conduct of the respective businesses of the Credit Parties and Subsidiaries are valid and subsisting and are in full force and effect.

8F. Taxes.

Each of the Credit Parties and Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the officers of such Credit Parties are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP. The Company has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year that could, with reasonable likelihood, have a Material Adverse Effect.

8G. Conflicting Agreements and Other Matters.

None of the Credit Parties or Active Subsidiaries is a party to any contract or agreement or subject to any restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. Neither the execution and delivery of this Agreement, the Notes or any other Transaction Document, nor the offering, issuance and sale of the Notes, nor the fulfillment of, nor the compliance with, the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of any Credit Party or Subsidiary pursuant to the charter or by-laws (or comparable governing documents) of any such Person, any award of any arbitrator or any agreement (including any agreement with equityholders of such Persons), instrument, order, judgment, decree, statute, law, rule or regulation to which such Person is subject. None of the Credit Parties or any Active Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Funded Debt of such Person, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Funded Debt of such Person of the type to be evidenced by the Notes or created by the Multiparty Guaranty except as set forth in the agreements listed in Schedule 8G attached hereto (as such Schedule 8G may have been modified from time to time by written supplements thereto delivered by the Company to PIM).

8H. Offering of Notes.

Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than PIM and the Purchasers, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance, offer or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

8I. Use of Proceeds.

The proceeds of the Series A Notes will be used to (i) refinance a portion of certain existing Funded Debt of the Company, (ii) provide working capital and funds for other corporate purposes, and (iii) to finance the acquisition of TRS. None of the proceeds of the sale of any Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System (herein called “margin stock”) or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is then currently a margin stock or for any other purpose which would constitute the purchase of such Notes a “purpose credit” within the meaning of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

8J. ERISA.

No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer

Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Credit Parties, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Credit Parties, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Credit Parties and Subsidiaries taken as a whole. Neither the Credit Parties, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Credit Parties and Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Notes.

8K. Governmental Consent.

Neither the nature of the Credit Parties or any Subsidiary, nor any of their respective businesses or properties, nor any relationship between any of the Credit Parties or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes or the use of the proceeds thereof is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Day for any Notes with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement and the other Transaction Documents, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of any other Transaction Document.

8L. Compliance With Laws.

The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all foreign, federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, including all Environmental Laws and the Fair Labor Standards Act except, in any such case, where failure to comply could not, with reasonable likelihood, have a Material Adverse Effect.

8M. Foreign Assets Control Regulations, etc.

(i) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(ii) Neither the Company nor any Subsidiary (a) is, or will become, a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such Person. The Company and its Subsidiaries are in compliance, in all material respects with the USA Patriot Act.

(iii) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

8N. Disclosure.

Neither this Agreement or any of the other Transaction Documents nor any other document, certificate or statement furnished to PIM or any Purchaser by or on behalf of any Credit Party or any Subsidiary in connection herewith or in connection with the issuance of the Notes contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to any Credit Party or any Subsidiary that has or in the future may (so far as the Company can now foresee) have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to any Purchaser by or on behalf of any Credit Party specifically for use in connection with the transactions contemplated hereby.

8O. Hostile Tender Offers.

None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

8P. Regulatory Status.

Neither any of the Credit Parties nor any Subsidiary (i) is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, (ii) is a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” within the meaning of the Public Utility Act of 1935, as amended, (iii) is a “public utility” within the meaning of the Federal Power Act, as amended, or (iv) is a Person described by section 1 of the Anti-Terrorism Order or engages in any dealings or transactions, or is otherwise associated, with any such Persons or entities.

8Q. Solvency.

Both before and after giving effect to the transactions contemplated by this Agreement, each of the Company and its Active Subsidiaries is solvent.

8R. Absence of Financing Statements.

Except with respect to Liens permitted by paragraph 6E hereof, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Credit Parties or any rights relating thereto.

9. REPRESENTATIONS OF THE PURCHASERS.

Each Purchaser represents as follows:

9A. Nature of Purchase.

Such Purchaser is purchasing the Notes to be purchased by it hereunder for its own account or for one or more separate accounts or investment funds maintained or managed by it or for the account of one or more pension or trust funds (or commingled pension trust funds) and not with a view to the distribution thereof within the meaning of the Securities Act; provided that the disposition of such Purchaser’s or such other Person’s property shall at all times be and remain within its or their control.

9B. Source of Funds.

At least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(i) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(ii) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(iii) the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1 or (b) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(iv) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such QPAM and (b) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iv); or

(v) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or

(vi) the Source is a governmental plan; or

(vii) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or

(viii) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

10. DEFINITIONS; ACCOUNTING MATTERS.

For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

10A. Yield-Maintenance Terms.

“Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4C or becomes immediately due and payable pursuant to paragraph 7A, as the context requires.

“Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the display designated as “Page PX1” on Bloomberg Financial Markets (or, if Bloomberg Financial Markets shall cease to report such yields in Page PX1 or shall cease to be PIM’s customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then PIM’s customary source of such information), or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinvestment Yield shall be rounded to that number of decimal places as appears in the applicable Notes.

“Remaining Average Life” shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

“Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4C or becomes immediately due and payable pursuant to paragraph 7A, as the context requires.

“Yield-Maintenance Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

10B. Other Terms.

“Acceptance” shall have the meaning specified in paragraph 2B(5).

“Acceptance Day” shall have the meaning specified in paragraph 2B(5).

“Acceptance Window” shall have the meaning specified in paragraph 2B(5).

“Accepted Shelf Note” shall have the meaning specified in paragraph 2B(5).

“Active Subsidiary” shall mean any Subsidiary which owns assets with a fair market value or book value greater than $1,000,000 or is engaged in any operations or business.

“Affiliate” shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company or another specified Person, except a Subsidiary. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall mean this Note Purchase and Private Shelf Agreement, together with all exhibits and schedules hereto, as any of the foregoing may be amended, supplemented or otherwise modified from time to time.

“Annual Percentage of Assets Transferred” shall mean, as of any time of determination thereof, the sum of the Percentages of Assets Transferred for each of the assets of the Company or Subsidiaries that has been Transferred during the then current fiscal quarter and the three fiscal quarters immediately preceding the then current fiscal quarter.

“Anti-Terrorism Order” means United States Executive Order 13,224 of September 24, 2001 (Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism), 31 CFR Part 595 et seq., issued by the President of the United States.

“Authorized Officer” shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, any other officer of the Company designated as an “Authorized Officer” of the Company in the Information Schedule attached hereto or any other officer of the Company designated as an “Authorized Officer” of the Company for the purpose of this Agreement in an Officer’s Certificate executed by the Company’s chief executive officer or chief financial officer and delivered to PIM, and (ii) in the case of PIM, any officer of PIM designated as its “Authorized Officer” in the Information Schedule or any officer of PIM designated as its “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. PIM or the Company may, by written notice to the other given by an Authorized Officer, de-designate any person as one of its Authorized Officers hereunder. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom PIM in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of PIM by any individual who on or after the date of this Agreement shall have been an Authorized Officer of PIM, and whom the Company in good faith believes to be an Authorized Officer of PIM at the time of such action shall be binding on PIM even though such individual shall have ceased to be an Authorized Officer of PIM.

“Available Facility Amount” shall have the meaning specified in paragraph 2B(1).

“Banks” shall mean, collectively, each financial institution from time to time party to the Bank Credit Agreement acting in the capacity as lender thereunder.

“Bank Credit Agreement” shall mean that certain Third Amended and Restated Credit Agreement, dated as of May 7, 2004, by and among the Company, the Banks and Union Bank of California, N.A., in its capacity as Agent for the Banks, together with any renewal or replacement of said Third Amended and Restated Credit Agreement.

“Bankruptcy Law” shall have the meaning specified in clause (viii) of paragraph 7A.

“Business Day” shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York, New York or San Francisco, California are required or authorized to be closed and (iii) for purposes of paragraph 2B(3) hereof only, a day on which PIM is not open for business.

“Cancellation Date” shall have the meaning specified in paragraph 2B(8)(iii).

“Cancellation Fee” shall have the meaning specified in paragraph 2B(8)(iii).

“Capitalized Lease Obligation” shall mean, with respect to any Person, any rental obligation which, under GAAP, is or will be required to be capitalized on the books of such Person, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

“Closing Day” shall mean, with respect to the Series A Notes, the Series A Closing Day and, with respect to any Accepted Shelf Note, the Business Day specified for the closing of the purchase and sale of such Accepted Shelf Note in the Request for Purchase of such Accepted Shelf Note; provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Shelf Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Shelf Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Shelf Note is rescheduled pursuant to paragraph 2B(7), the Closing Day for such Accepted Shelf Note, for all purposes of this Agreement except references to “original Closing Day” in paragraph 2B(8)(ii), shall mean the Rescheduled Closing Day with respect to such Accepted Shelf Note.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning specified in the introductory sentence of this Agreement.

“Confirmation of Acceptance” shall have the meaning specified in paragraph 2B(5).

“Credit Parties” shall mean the Company and the Subsidiary Guarantors.

“Cumulative Percentage of Assets Transferred” shall mean, as at any time of determination thereof, the sum of the Percentages of Assets Transferred for each asset of the Company or Subsidiaries that has been Transferred from and after the date hereof.

“Delayed Delivery Fee” shall have the meaning specified in paragraph 2B(8)(ii).

“Draw Fee” shall have the meaning specified in paragraph 2B(8)(i).

“EBIT” shall mean, for the Company and its Subsidiaries on a consolidated basis for any period of determination, the sum of (i) Net Income, (ii) provision for income taxes, (iii) interest expense, and (iv) minority interest in the Net Income (if positive) of any Subsidiary, and minus minority interest in the Net Income (if negative) of any Subsidiary.

“EBITDA” shall mean, for the Company and its Subsidiaries on a consolidated basis for any period of determination, EBIT minus (i) non-cash items of income, and (ii) extraordinary income, plus (a) depreciation expense, (b) amortization expense, (c) other non-cash charges (provided that to the extent that any non-cash charge subsequently becomes a cash charge, such amount will be deducted in determining EBITDA for such subsequent period), and (d) extraordinary expense; provided that EBITDA shall, in addition, include a pro forma amount attributable to TRS (as defined below) calculated by multiplying $3,500,000 by the number of full months prior to the acquisition of TRS included in the determination of EBITDA.

“Environmental Laws” shall mean all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

“Event of Default” shall mean any of the events specified in paragraph 7A; provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and “Default” shall mean any of such events, whether or not any such requirement has been satisfied.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Facility” shall have the meaning specified in paragraph 2B(1).

“Fixed Charges” shall mean, for any date of determination, the aggregate amount of (i) interest expense of the Company and its Subsidiaries on a consolidated basis for the four consecutive fiscal quarter period ended on such date, (ii) the current portion of long term debt (as determined in accordance with GAAP) on such date, (iii) cash dividends paid by the Company and its Subsidiaries for the four consecutive fiscal quarter period ended on such date, and (iv) cash taxes paid by the Company and its Subsidiaries for the four consecutive fiscal quarter period ended on such date.

“Funded Debt” shall mean, with respect to the Company and its Subsidiaries on a consolidated basis, without duplication: (i) any indebtedness for borrowed money (including commercial paper, bankers’ acceptances, revolving credit line borrowings whether under the Series A Notes, the Shelf Notes, the Bank Credit Agreement, the Sweep or otherwise and any and all Real Property Debt), or which is evidenced by bonds (other than assessment and other special bonds associated with real property holdings not issued in connection with the borrowing of money), debentures or notes, or which represents the deferred purchase price of property (but shall exclude accounts payable, accrued expenses, deferred income, minority interest in Subsidiaries and deferred taxes), (ii) indebtedness of a third party secured by Liens on the assets of such Person whether or not such obligation or liability is assumed by such Person, (iii) Capitalized Lease Obligations, and (iv) Guarantees.

“GAAP” shall mean generally accepted accounting principles as in existence from time to time.

“Good Faith Contest” shall mean an active contest or challenge initiated in a timely manner and in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

“Guarantee” shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to (i) maintain the solvency or any balance sheet or other financial condition of another Person or (ii) make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or effect of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. Guarantees shall include obligations of partnerships and joint ventures of which such Person is a general partner or co-venturer that are not expressly non-recourse to such Person.

“Hedge Treasury Note(s)” shall mean, with respect to any Accepted Shelf Note, the United States Treasury Note or Notes whose duration (as determined by PIM) most closely matches the duration of such Accepted Shelf Note.

“Hostile Tender Offer” shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

“including” shall mean, unless the context clearly requires otherwise, “including without limitation.”

“Indemnity and Contribution Agreement” shall have the meaning specified in paragraph 3A(3).

“INHAM Exemption” shall have the meaning specified in paragraph 9B.

“Institutional Investor” shall mean (i) an insurance company, bank, savings and loan association, finance company, mutual fund, registered money manager, pension fund, investment company, in each case, that is also an “accredited investor” within the meaning of Regulation D of the Securities Act, or (ii) a “qualified institutional buyer” (as such term is defined under Rule 144A promulgated under the Securities Act, or any successor law, rule or regulation) or “accredited investor” (as such term is defined under Regulation D promulgated under the Securities Act, or any successor law, rule or regulation).

“Issuance Period” shall have the meaning specified in paragraph 2B(2).

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement (other than precautionary filings in respect of true leases and consignment filings) under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

“Material Adverse Effect” shall mean a material adverse change in, or a material adverse effect upon, any of (i) the business, assets, operations, affairs, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (ii) the ability of any Credit Party to perform its respective obligations under the Transaction Documents to which such Person is a party, or (iii) the validity or enforceability of this Agreement, any Note, the Multiparty Guaranty, the Indemnity and Contribution Agreement or any other Transaction Document.

“Multiemployer Plan” shall mean any Plan which is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA.

“Multiparty Guaranty” shall have the meaning specified in paragraph 3A(3).

“NAIC Annual Statement” shall have the meaning specified in paragraph 9B.

“Net Income” shall mean, for the Company and its Subsidiaries on a consolidated basis for any period of determination, net income determined in accordance with GAAP.

“Notes” shall have the meaning specified in paragraph 1B.

“Officer’s Certificate” shall mean a certificate signed in the name of the Company by a Responsible Officer of the Company.

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Percentage of Assets Transferred” shall mean, with respect to each asset Transferred pursuant to paragraph 6B, the ratio (expressed as a percentage) of (i) the greater of such asset’s fair market value or net book value on the date of such Transfer to (ii) the consolidated total assets of the Company and Subsidiaries as of the last day of the fiscal quarter immediately preceding the date of such Transfer.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

“PIM” shall mean Prudential Investment Management, Inc.

“Plan” shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

“Priority Debt” shall mean, at any time of determination, the sum of, without duplication, (i) Funded Debt of the Company’s Subsidiaries (other than (a) Funded Debt owed to the Company or another Subsidiary, and (b) Funded Debt created under the Multiparty Guaranty or under a Guarantee of the obligations of the Company under the Bank Credit Agreement or the Sweep), plus (ii) Funded Debt of the Company secured by consensual Liens.

“Prudential Affiliate” shall mean (i) any corporation or other entity controlling, controlled by, or under common control with, PIM and (ii) any managed account or investment fund which is managed by PIM or a Prudential Affiliate described in clause (i) of this definition. For purposes of this definition, the terms “control,” “controlling” and “controlled” shall mean the ownership, directly or through subsidiaries, of a majority of a corporation’s or other Person’s Voting Stock or equivalent voting securities or interests.

“PTE” shall have the meaning specified in paragraph 9B.

“Purchaser Schedule” shall have the meaning specified in paragraph 2A.

“Purchasers” shall mean the Series A Purchasers with respect to the Series A Notes and, with respect to any Accepted Shelf Notes, PIM and/or the Prudential Affiliate(s) which are purchasing such Accepted Shelf Notes.

“QPAM Exemption” shall have the meaning specified in paragraph 9B.

“Real Property Debt” shall mean Funded Debt which is secured by any or all of the Company’s or any of its Subsidiaries’ real property holdings.

“Related Party” shall mean: (i) any 10% or greater shareholder of the Company or any Subsidiary; (ii) all Persons to whom any Person described in clause (i) above is related (in not greater than the second degree) by blood, adoption or marriage; and (iii) all Affiliates of the Company and the foregoing Persons.

“Request for Purchase” shall have the meaning specified in paragraph 2B(3).

“Required Holder(s)” shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding and, if no Notes are outstanding, shall mean PIM.

“Rescheduled Closing Day” shall have the meaning specified in paragraph 2B(7).

“Responsible Officer” shall mean the chief executive officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series” shall have the meaning specified in paragraph 1B.

“Series A Closing Day” shall have the meaning specified in paragraph 2A.

“Series A Note(s)” shall have the meaning specified in paragraph 1A.

“Series A Purchasers” shall mean each purchaser of Series A Notes named in the Purchaser Schedule.

“Shelf Note(s)” shall have the meaning specified in paragraph 1B.

“Solvent” shall mean, with respect to any Person at the applicable time of determination, that at such time (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital required for such Person’s participation in such business or transaction. The amount of contingent liabilities at the applicable time of determination shall be computed as the amount that, in light of all the facts and circumstances existing at such time, reasonably can be expected to become an actual or matured liability.

“Source” shall have the meaning specified in paragraph 9B.

“Subsidiary” shall mean, as of any time of determination and with respect to any Person, any corporation, limited liability company, partnership, joint venture, association or other entity of which a majority of the Voting Stock (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned, held or controlled by such Person and/or one or more Subsidiaries of such Person. Unless the context otherwise clearly requires otherwise, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantors” shall mean Enviroplex, Inc., a California corporation, Mobile Modular Management Corporation, a California corporation, and each Person that hereafter becomes a party to the Multiparty Guaranty pursuant to the requirements of paragraph 5I; provided that in the event a Person is released from the Multiparty Guaranty pursuant to paragraph 5I, such Person shall no longer be a Subsidiary Guarantor.

“Sweep” shall mean that certain committed credit facility of $5,000,000, evidenced by that certain Credit Line Note, dated May     , 2004, made by the Company in favor of Union

Bank of California, N.A. and the commitment letter dated May 11, 2004, from Union Bank of California, N.A. to the Company, to facilitate the automatic borrowing and repayment of the Company’s loans in conjunction with its cash management services with Union Bank of California, N.A.; provided that the Sweep shall also mean any renewal or replacement of this type of credit extension to facilitate the Company’s cash management services.

“Tangible Net Worth” shall mean, with respect to the Company and its Subsidiaries on a consolidated basis, total assets determined in accordance with GAAP, minus (i) total liabilities determined in accordance with GAAP, (ii) all intangible assets, including all assets which should be classified under GAAP as intangible assets (such as goodwill, patents, trademarks, copyrights, franchises, and deferred charges (including unamortized debt discount and research and development costs)), (iii) treasury stock, (iv) cash held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock or Funded Debt, but only to the extent the amount of such Funded Debt is not included in the total liabilities of the Company and its Subsidiaries determined in accordance with GAAP, (v) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence or amortization of properties and other reserves or appropriations of retained earnings which have been or should be established in connection with the business conducted by the Company or its Subsidiaries, and (vi) any revaluation or other write-up in book value of assets subsequent to December 31, 2003.

“Transaction Documents” shall mean this Agreement, the Series A Notes, the Shelf Notes, the Multiparty Guaranty, the Indemnity and Contribution Agreement, and any and all other agreements, documents, certificates and instruments from time to time executed and delivered by or on behalf of any Credit Party related thereto.

“Transfer” shall mean, with respect to any property, the sale, exchange, conveyance, lease, transfer or other disposition of such property.

“Transferee” shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

“TRS” shall mean Technology Rentals and Services, a division of CIT Technologies Corporation; and references to the acquisition of TRS shall mean the acquisition of substantially all the operating assets of TRS and at the same time the acquisition of similar assets from CIT Financial, Ltd., an Ontario company.

“Voting Stock” shall mean, with respect to any Person, any shares of stock (or similar equity interests) of such Person whose holders are entitled under ordinary circumstances to vote for the election of directors (or similar body that has management authority of such Person) of such Person (irrespective of whether at the time stock (or similar equity interests) of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

10C. Accounting Principles, Terms and Determinations.

All references in this Agreement to “GAAP,” and “generally accepted accounting principles” shall be deemed to refer to generally accepted accounting principles in effect in the United States of America at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

11. MISCELLANEOUS.

11A. Note Payments.

The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 1:00 p.m., New York City local time, on the date due) to (i) the account or accounts of such Purchaser specified in the Purchaser Schedule attached hereto in the case of any Series A Note, (ii) the account or accounts of such Purchaser specified in the Confirmation of Acceptance with respect to such Note in the case of any Shelf Note or (iii) such other account or accounts in the United States of America as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

11B. Expenses.

The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save PIM, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by PIM, the Purchasers or any Transferee in connection with this Agreement and the other Transaction Documents, the transactions contemplated hereby and thereby and any subsequent proposed modification of, or proposed consent under, this Agreement or the other Transaction Documents, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys’ fees, incurred by PIM, any Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or any other Transaction

Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby or by reason of PIM, any Purchaser or any Transferee having acquired any Note, including, without limitation, costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by PIM, any Purchaser or any Transferee and the payment of any Note.

11C. Consent to Amendments.

This Agreement may be amended, and any Credit Party or Subsidiary may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall consent thereto and shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of PIM (and not without the written consent of PIM) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Shelf Notes prior to such amendment or waiver), and (iv) with the written consent of Purchasers which shall have become obligated to purchase a majority of the Accepted Shelf Notes of any Series (and not without the written consent of such Purchasers), any of the provisions of paragraphs 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Shelf Notes of such Series or the terms and provisions of such Accepted Shelf Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between any of the Credit Parties and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes.

The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder’s attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

11E. Persons Deemed Owners; Participations.

Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence and applicable securities laws and regulations, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

11F. Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein or made in writing by or on behalf of any Credit Party or Purchasers in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the other Transaction Documents, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement, the Notes and the other Transaction Documents embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

11G. Successors and Assigns.

All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

11H. Independence of Covenants.

All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

11I. Notices.

All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto (in the case of the Series A Notes) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Shelf Notes) or at such other address as any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at 5700 Las Positas Road, Livermore, California 94551, Fax No. 925-453-3333, Attention: Chief Financial Officer. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a facsimile communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an

Authorized Officer of the party receiving the information, and in fact received at the facsimile terminal the number of which is listed for the party receiving the communication in the Purchaser Schedule or at such other facsimile terminal as the party receiving the information shall have specified in writing to the party sending such information.

11J. Payments Due on Non-Business Days.

Anything in this Agreement, the Notes or the other Transaction Documents to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such Business Day.

11K. Severability.

If any provision of this Agreement is held to be prohibited or unenforceable in any jurisdiction, it shall be interpreted, to the extent possible, as to such jurisdiction to enhance its enforceability in order to achieve the intent of the parties to this Agreement; provided, if no feasible construction would save the provision, the parties agree to renegotiate such provision in good faith. In the event the parties cannot reach a mutually agreeable and enforceable replacement for such provision, its invalidity, illegality or unenforceability in such jurisdiction shall not affect any other provision of this Agreement; rather, this Agreement shall be construed as to such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The prohibition or unenforceability of any provision in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The invalidity of any provision of this Agreement as applied to certain circumstances shall not affect the validity or enforceability of such provision as applied to other circumstances or any other provisions of this Agreement.

11L. Descriptive Headings.

The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

11M. Satisfaction Requirement.

If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

11N. Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

11O. Severalty of Obligations.

The sales of Notes to the Purchasers are to be several sales, and the obligations of PIM and the Purchasers under this Agreement are several obligations. No failure by PIM or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither PIM nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

11P. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

11Q. Binding Agreement.

When this Agreement is executed and delivered by the Company, on the one hand, and PIM and the Series A Purchasers, on the other hand, it shall become a binding agreement between the Company, on the one hand, and PIM and the Series A Purchasers, on the other hand. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

11R. Confidentiality.

For the purposes of this paragraph 11R, “Confidential Information” means information delivered to PIM or any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary or confidential in nature and that was clearly marked or labeled or otherwise adequately identified when received by PIM or such Purchaser as being confidential information of the Company or such Subsidiary; provided that such term does not include information that (a) was publicly known or otherwise known to PIM or such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by PIM or such Purchaser or any Person acting on its behalf, (c) otherwise becomes known to PIM or such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to PIM or such Purchaser under paragraph 5A that are otherwise publicly available. Each of PIM and the Purchasers will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to it; provided that PIM or such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes) who agree to hold confidential the Confidential Information substantially in accordance with the terms of this paragraph 11R, (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this paragraph 11R, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11R), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11R), (vi) any federal or state regulatory authority having jurisdiction over it, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to PIM or such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which PIM or such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent PIM or such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under its Notes and the other Transaction Documents. Prior to the disclosure of Confidential Information pursuant to clauses (viii)(x) or (viii)(y), PMI or such Purchaser, as the case may be, to the extent permitted by applicable law, shall use its best effort to give the Company reasonable advance written notice, by nationwide overnight delivery service (the charges prepaid and with proof of delivery), of the intention to make such disclosure in order to enable the Company to take whatever action it may deem appropriate to protect the confidentiality of such Confidential Information. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 11R as though it were a party to this Agreement.

11S. Jury Waiver.

THE COMPANY, PIM, THE PURCHASERS AND THE OTHER HOLDERS FROM TIME TO TIME OF THE NOTES AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY, PIM, THE

PURCHASERS AND EACH OF THE OTHER HOLDERS OF NOTES FROM TIME TO TIME EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE COMPANY, PIM, THE PURCHASERS AND EACH OF THE OTHER HOLDERS OF NOTES FROM TIME TO TIME FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11T. Personal Jurisdiction.

The Company irrevocably agrees that any legal action or proceeding with respect to this Agreement, the Notes, the other Transaction Documents or any of the agreements, documents or instruments delivered in connection herewith may be brought in the courts of the State of California, the State of New York, or the United States of America for the Northern District of California or the Southern District of New York as PIM, the Purchasers and the other holders from time to time of Notes (as applicable) may elect, and, by execution and delivery hereof, the Company accepts and consents to, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by PIM, the Purchasers and the other holders from time to time of Notes (as applicable) in writing, with respect to any action or proceeding brought by the Company against any Purchaser or any holder of Notes. The Company hereby waives, to the full extent permitted by law, any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens.

[Remainder of page intentionally left blank. Next page is signature page.]

Very truly yours,

MCGRATH RENTCORP,
a California corporation

By:
Name:
Title:

The foregoing Agreement is hereby accepted

as of the date first above written.

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:
Name:
Title:	Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.
By:	Prudential Investment Management (Japan), Inc., as Investment Manager
By:	Prudential Investment Management, Inc., as Sub-Advisor

By:
Name:
Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name:
Title:	Vice President

BAYSTATE INVESTMENTS, LLC
By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., General Partner

By:
Name:
Title:	Vice President

[Signature Page to Note Purchase and Private Shelf Agreement]

UNITED OF OMAHA LIFE INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., General Partner

By:
Name:
Title:	Vice President

FARMERS NEW WORLD LIFE INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., General Partner

By:
Name:
Title:	Vice President

FORTIS BENEFITS INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., General Partner

By:
Name:
Title:	Vice President

PRUCO LIFE INSURANCE COMPANY

By:
Name:
Title:	Vice President

AMERICAN BANKERS LIFE ASSURANCE COMPANY OF FLORIDA, INC.
By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., General Partner

By:
Name:

[Signature Page to Note Purchase and Private Shelf Agreement]

SCHEDULE A

PURCHASER INFORMATION

Purchaser Name	GIBRALTAR LIFE INSURANCE CO., LTD.
Name in Which Notes are to be Registered	GIBRALTAR LIFE INSURANCE CO., LTD.

Note Registration Numbers; Principal Amounts	RA-1; $13,762,000

Payment on Account of Note Method Account Information	Federal Funds Wire Transfer The Bank of New York New York, New York ABA # 021-000-018 Account: Gibraltar Life Insurance Co., Ltd. Account # 890-0543-612 Re: (See “Accompanying information” below)

Accompanying Information	Name of Company: McGRATH RENTCORP Description of Security: 5.08% Series A Senior Notes Due June 2, 2011 PPN: 580589 A@ 8

Due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments

Gibraltar Life Insurance Co., Ltd.

2-13-10, Nagatacho

Chiyoda-ku

Tokyo 100-8953

Japan

Attn:         Yoshiki Saito

                  Vice President of Investments, Operations Team

Fax:           81-3-5501-6432

Email:       yoshiki.saito@gib-life.co.jp

Address for All Other Notices	Prudential Capital Group Four Gateway Center 100 Mulberry Street Newark, NJ 07102 Attn: Albert Trank Managing Director Fax: 973-624-6432 Email: albert.trank@prudential.com

Other Instructions	GIBRALTAR LIFE INSURANCE CO., LTD. By: Prudential Investment Management (Japan), Inc., as Investment Manager By: Prudential Investment Management, Inc., as Sub-Advisor

By:
	Title:	Vice President

Purchaser Schedule-1

Purchaser Name	GIBRALTAR LIFE INSURANCE CO., LTD.
Instructions re Delivery of Notes	Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, CA 94111-4180 Attn: James Evert

Tax Identification Number	98-0408643

Purchaser Schedule-2

Purchaser Name	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Name in Which Notes are to be Registered	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

Note Registration Numbers; Principal Amounts	RA-2; $11,090,000

Payment on Account of Note Method Account Information	Federal Funds Wire Transfer The Bank of New York New York, New York ABA # 021-000-018 Account # 890-0304-391 Re: (See “Accompanying information” below)

Accompanying Information

Name of Company:             McGRATH RENTCORP

Description of Security:     5.08% Series A Senior Notes Due June 2, 2011

PPN:                                      580589 A@ 8

Due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments

The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attn:         Manager, Billings and Collections

with telephonic prepayment notices to:

Manager, Trade Management Group

Tel:         973-367-3141

Address for All Other Notices	The Prudential Insurance Company of America c/o Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, California 94111-4180 Attn: Managing Director Fax: 415-421-6233

Other Instructions	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name:
	Title:	Vice President

Instructions re Delivery of Notes	Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, CA 94111-4180 Attn: James Evert

Tax Identification Number	22-1211670

Purchaser Schedule-3

Purchaser Name	BAYSTATE INVESTMENTS, LLC
Name in Which Notes are to be Registered	BAYSTATE INVESTMENTS, LLC

Note Registration Numbers; Principal Amounts	RA-3; $8,350,000

Payment on Account of Note Method Account Information	Federal Funds Wire Transfer Fleet Bank ABA # 011-000-138 Account # 9429114060 Re: (See “Accompanying information” below)

Accompanying Information

Name of Company:             McGRATH RENTCORP

Description of Security:     5.08% Series A Senior Notes Due June 2, 2011

PPN:                                      580589 A@ 8

Due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments

Baystate Investments, LLC

200 Berkeley Street, Floor B-3

Mail Stop B-03-01

Boston, MA 02116

Attn:         Bank Relations

with telephonic prepayment notices to:

Manager, Trade Management Group

Tel:           973-802-8107

Address for All Other Notices	Prudential Private Placement Investors, L.P. Four Gateway Center 100 Mulberry Street Newark, NJ 07102 Attn: Albert Trank Managing Director Fax: 973-624-6432 Email: albert.trank@prudential.com

Other Instructions	BAYSTATE INVESTMENTS, LLC By: Prudential Private Placement Investors, L.P., as Investment Advisor By: Prudential Private Placement Investors, Inc., General Partner

By:
Name:
	Title:	Vice President

Purchaser Schedule-4

Purchaser Name	BAYSTATE INVESTMENTS, LLC
Instructions re Delivery of Notes

Baystate Investments, LLC

200 Clarendon Street, T-55

Boston, MA 02117

Attn:         Scott Navin

                  Investment Strategy Group

                  Ph (617) 572-4386

with a copy to:

Prudential Capital Group

Four Gateway Center, 7th Floor

100 Mulberry Street

Newark, NJ 07102

Attn:       Manager, Trade Management

Tax Identification Number	04-1414660

Purchaser Schedule-5

Purchaser Name	UNITED OF OMAHA LIFE INSURANCE COMPANY
Name in Which Notes are to be Registered	UNITED OF OMAHA LIFE INSURANCE COMPANY

Note Registration Numbers; Principal Amounts	RA-4; $6,700,000

Payment on Account of Note Method Account Information

Federal Funds Wire Transfer

JPMorgan Chase Bank

ABA # 021-000-021

Attn:                  Private Income Processing

For credit to:    United of Omaha Life Insurance Company

Account #:       900-9000-200

A/C:                   G09588

Re: (See “Accompanying information” below)

Accompanying Information

Name of Company:             McGRATH RENTCORP

Description of Security:     5.08% Series A Senior Notes Due June 2, 2011

PPN:                                      580589 A@ 8

Due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments	JPMorgan Chase Bank 14201 Dallas Parkway, 13th Floor Dallas, TX 75254-2917 Attn: G. Ruiz Income Processing Re: A/C: G09588

Address for All Other Notices	Prudential Private Placement Investors, L.P. Four Gateway Center 100 Mulberry Street Newark, NJ 07102 Attn: Albert Trank Managing Director Fax: 973-624-6432 Email: albert.trank@prudential.com

Other Instructions	UNITED OF OMAHA LIFE INSURANCE COMPANY By: Prudential Private Placement Investors, L.P., as Investment Advisor By: Prudential Private Placement Investors, Inc., General Partner
By:
Name:
Title:

Purchaser Schedule-6

Purchaser Name	UNITED OF OMAHA LIFE INSURANCE COMPANY
Instructions re Delivery of Notes

JP Morgan Chase

North America Insurance, 5th Floor

3 Chase Metrotech Center

Brooklyn, NY 11245

Attn:         Patricia Radzicki

                  Ph (718) 242-8475

Ref:           United of Omaha Insurance Company

                  Account # G09588

with a copy to:

Prudential Capital Group

Four Gateway Center, 7th Floor

100 Mulberry Street

Newark, NJ 07102

Attn:         Manager, Trade Management

Tax Identification Number	47-0322111

Purchaser Schedule-7

Purchaser Name	FARMERS NEW WORLD LIFE INSURANCE COMPANY
Name in Which Notes are to be Registered	FARMERS NEW WORLD LIFE INSURANCE COMPANY

Note Registration Numbers; Principal Amounts	RA-5; $6,600,000

Payment on Account of Note Method Account Information

Federal Funds Wire Transfer

JPMorgan Chase Bank

New York, NY

ABA # 021-000-021

Account:     Farmers Insurance

Account #:  900-9000-168

Ref:               PTFS

For further credit to P58834 New World Life

Re: (See “Accompanying information” below)

Accompanying Information

Name of Company:             McGRATH RENTCORP

Description of Security:     5.08% Series A Senior Notes Due June 2, 2011

PPN:                                      580589 A@ 8

Due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments

Farmers Insurance Company

4680 Wilshire Boulevard, 4th Floor

Los Angeles, CA 90010

Attn (1):         Jim DeNicholas

                        Director, Investment Operations / Accounting

Attn (2):         Laszlo Heredy

                        Vice President and Chief Investment Officer

with a copy to:

Farmers New World Life Insurance Company

3003 77th Avenue Southeast, 5th Floor

Mercer Island, WA 98040-2837

Attn (1):         Joann Bronson

                        Director, Investments & Separate Account

Attn (2):         Oscar Tengtio

                        Vice President and Chief Financial Officer

Address for All Other Notices	Prudential Private Placement Investors, L.P. Four Gateway Center 100 Mulberry Street Newark, NJ 07102 Attn: Albert Trank Managing Director Fax: 973-624-6432 Email: albert.trank@prudential.com

Purchaser Schedule-8

Purchaser Name	FARMERS NEW WORLD LIFE INSURANCE COMPANY
Other Instructions	FARMERS NEW WORLD LIFE INSURANCE COMPANY By: Prudential Private Placement Investors, L.P., as Investment Advisor By: Prudential Private Placement Investors, Inc., General Partner
By:
Name:
Title:

Instructions re Delivery of Notes

JP Morgan Chase Bank

4 New York Plaza

Ground Floor Window

New York, NY 10004

Attn:         Jennifer John

                  Ph (212) 623-5953

Ref:           Farmers New World Life Private Placement

                  P58834

with a copy to:

Prudential Capital Group

Four Gateway Center, 7th Floor

100 Mulberry Street

Newark, NJ 07102

Attn:         Manager, Trade Management

Tax Identification Number	91-0335750

Purchaser Schedule-9

Purchaser Name	FORTIS BENEFITS INSURANCE COMPANY
Name in Which Notes are to be Registered	FORTIS BENEFITS INSURANCE COMPANY

Note Registration Numbers; Principal Amounts	RA-6; $5,350,000

Payment on Account of Note Method Account Information

Federal Funds Wire Transfer

M&I Marshall & Ilsley Bank

Milwaukee, WI

ABA # 075-000-051

DDA Account #:         27006

Account Name:            General Trust Fund

FFC:                               Account # 89-0035-76-9

                                         Fortis Benefits Prudential Private Placements

Re: (see “Accompanying Information” below)

Accompanying Information

Name of Company:             McGRATH RENTCORP

Description of Security:     5.08% Series A Senior Notes Due June 2, 2011

PPN:                                      580589 A@ 8

Due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments

Marshall & Ilsley Trust Company

1000 North Water Street

Milwaukee, WI 53202

Attn:         Kim Palleon

Fax:           414-287-7125

with a copy to:

Fortis, Inc.

One Chase Manhattan Plaza

New York, NY 10005

Attn:         Kevin Mahoney

                  AVP, Investment Accounting and Treasury Operations

Fax:           212-859-7043

Address for All Other Notices	Prudential Private Placement Investors, L.P. Four Gateway Center 100 Mulberry Street Newark, NJ 07102 Attn: Albert Trank Managing Director Fax: 973-624-6432 Email: albert.trank@prudential.com

Other Instructions	FORTIS BENEFITS INSURANCE COMPANY By: Prudential Private Placement Investors, L.P., as Investment Advisor By: Prudential Private Placement Investors, Inc., General Partner

By
Name:
Title:

Purchaser Schedule-10

Purchaser Name	FORTIS BENEFITS INSURANCE COMPANY
Instructions re Delivery of Notes

Marshall & Ilsley Trust Company, N.A.

1000 North Water Street

Milwaukee, WI 53202

Attn:         Margaret Armstrong

                  Asset Booking, TR14

                   Ph (414) 287-8531

Ref:             Fortis Benefits - Prudential Private Placements

                    Account # 89-0035-76-9

with a copy to:

Prudential Capital Group

Four Gateway Center, 7th Floor

100 Mulberry Street

Newark, NJ 07102

Attn:         Manager, Trade Management

Tax Identification Number	81-0170040

Purchaser Schedule-11

Purchaser Name	PRUCO LIFE INSURANCE COMPANY
Name in Which Notes are to be Registered	PRUCO LIFE INSURANCE COMPANY

Note Registration Numbers; Principal Amounts	RA-7; $5,148,000

Payment on Account of Note Method Account Information	Federal Funds Wire Transfer Bank of New York New York, New York ABA # 021-000-018 Account # 890-0304-421 Re: (see “Accompanying Information” below)

Accompanying Information

Name of Company:             McGRATH RENTCORP

Description of Security:     5.08% Series A Senior Notes Due June 2, 2011

PPN:                                      580589 A@ 8

Due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments

Pruco Life Insurance Company

c/o The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attn:         Manager, Billings and Collections

with telephonic prepayment notices to:

Manager, Trade Management Group

Tel:           973-367-3141

Address for All Other Notices	The Prudential Insurance Company of America c/o Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, California 94111-4180 Attn: Managing Director Fax: 415-421-6233

Other Instructions	PRUCO LIFE INSURANCE COMPANY

By:
Name:
Title:

Instructions re Delivery of Notes	Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, CA 94111-4180 Attn: James Evert

Tax Identification Number	22-1944557

Purchaser Schedule-12

Purchaser Name	AMERICAN BANKERS LIFE ASSURANCE COMPANY OF FLORIDA, INC.
Name in Which Notes are to be Registered	AMERICAN BANKERS LIFE ASSURANCE COMPANY OF FLORIDA, INC.

Note Registration Numbers; Principal Amounts	RA-8; $3,000,000

Payment on Account of Note Method Account Information

Federal Funds Wire Transfer

JPMorgan Chase Bank

ABA # 021-000-021

Account:             JP Morgan Chase

Account #:         900-9000-168

FFC:                     ABLAC - Prudential Private Placements

                             Account # G09888

Re: (See “Accompanying information” below)

Accompanying Information

Name of Company:             McGRATH RENTCORP

Description of Security:     5.08% Series A Senior Notes Due June 2, 2011

PPN:                                      580589 A@ 8

Due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments

JP Morgan Chase

North America Insurance, 5S5

3 Chase Metrotech Center

Brooklyn, NY 11245

Attn:         Anna Marie Mazza

                  Investor Services

Fax:           718-242-8328

with a copy to:

Fortis, Inc.

One Chase Manhattan Plaza

New York, NY 10005

Attn:         Kevin Mahoney

                  AVP, Investment Accounting and Treasury Operations

Fax:           212-859-7043

Address for All Other Notices	Prudential Private Placement Investors, L.P. Four Gateway Center 100 Mulberry Street Newark, NJ 07102 Attn: Albert Trank Managing Director Fax: 973-624-6432 Email: albert.trank@prudential.com

Purchaser Schedule-13

Purchaser Name	AMERICAN BANKERS LIFE ASSURANCE COMPANY OF FLORIDA, INC.
Other Instructions	AMERICAN BANKERS LIFE ASSURANCE COMPANY OF FLORIDA, INC. By: Prudential Private Placement Investors, L.P., as Investment Advisor By: Prudential Private Placement Investors, Inc., General Partner

By:
Name:
Title:

Instructions re Delivery of Notes

JP Morgan Chase Bank

4 New York Plaza

Ground Floor Window

New York, NY 10004

Attn:         Receive Window

Ref:           ABLAC - Prudential Private Placements

                  Account # G09888

with a copy to:

Prudential Capital Group

Four Gateway Center, 7th Floor

100 Mulberry Street

Newark, NJ 07102

Attn:       Manager, Trade Management

Tax Identification Number	59-0676017

Purchaser Schedule-14

INFORMATION SCHEDULE

Authorized Officers for PIM

Mitchell W. Reed

Senior Vice President

Prudential Capital Group

Four Embarcadero Center, Suite 2700

San Francisco, California 94111

Telephone:	(415) 291-5059
Facsimile:	(415) 421-6233

Iris Krause

Vice President

Prudential Capital Group

Four Embarcadero Center, Suite 2700

San Francisco, California 94111

Telephone:	(415) 291-5060
Facsimile:	(415) 421-6233

Joseph Y. Alouf

Senior Vice President

Prudential Capital Group

Four Embarcadero Center, Suite 2700

San Francisco, California 94111

Telephone:	(415) 291-5056
Facsimile:	(415) 421-6233

Stephen J. DeMartini

Managing Director

Prudential Capital Group

Four Embarcadero Center, Suite 2700

San Francisco, California 94111

Telephone:	(415) 291-5058
Facsimile:	(415) 421-6233

James McCrane

Prudential Capital Group

100 Mulberry St.

7 Gateway Center Four

Newark NJ 07102

Telephone:	(973) 802-4222
Facsimile:	(973) 624-6432

Information Schedule-1

Charles Senner

Prudential Capital Group

100 Mulberry St.

7 Gateway Center Four

Newark NJ 07102

Telephone:	(973) 802-6660
Facsimile:	(973) 624-6432

Authorized Officers for the Company

Dennis C. Kakures

President and CEO

5700 Las Positas Road

Livermore, California 94551

Telephone:	(925) 453-3103
Facsimile:	(925) 453-3333

Thomas J. Sauer

Vice President and CFO

5700 Las Positas Road

Livermore, California 94551

Telephone:	(925) 453-3105
Facsimile:	(925) 453-3333

Information Schedule-2

EXHIBIT A-1

[FORM OF SERIES A NOTE]

MCGRATH RENTCORP

5.08% SERIES A SENIOR NOTE DUE JUNE 2, 2011

No. RA-[ ]	[Date]
$[ ]	PPN: 580589 A@ 8

FOR VALUE RECEIVED, the undersigned, MCGRATH RENTCORP (the “Company”), a corporation organized and existing under the laws of the State of California, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS ($[            ]) on June 2, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.08% per annum from the date hereof, payable semi-annually on the 2nd day of each June and December, commencing with the June 2 or December 2 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Agreement (as defined below)), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.08% or (ii) 2.0% over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its prime rate.

Except as otherwise provided in paragraph 11A of the Agreement, payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of The Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of the Series A Notes (herein called the “Notes”) issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of June 2, 2004 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”), between the Company, on the one hand, and the other Persons named as parties thereto, on the other, and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in and subject to the terms of the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

Exhibit A-1-1

The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of New York without giving effect to principles of conflicts of laws.

MCGRATH RENTCORP

By:
Name:
Title:

Exhibit A-1-2

EXHIBIT A-2

[FORM OF PRIVATE SHELF NOTE]

MCGRATH RENTCORP

SENIOR NOTE

No. R-[    ]

Original Principal Amount:

Original Issue Date:

Interest Rate:

Interest Payment Dates:

Final Maturity Date:

Principal Prepayment Dates and Amounts:

FOR VALUE RECEIVED, the undersigned, MCGRATH RENTCORP (the “Company”), a corporation organized and existing under the laws of the State of California, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS ($[            ]) [on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year, 30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest, and any overdue payment of any Yield-Maintenance Amount, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the greater of (i) [**]% or (ii) 2% over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its prime rate.

Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of The Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of the Shelf Notes (herein called the “Notes”) issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of June 2, 2004 (the “Agreement”), between the Company, on the one hand, and the other Persons named as parties thereto, on the other, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement.

Exhibit A-2-1

This Note is a registered Note and, as provided in and subject to the terms of the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of New York without giving effect to principles of conflicts of laws.

MCGRATH RENTCORP

By:
Name:
Title:

**	[2% over the stated coupon]

Exhibit A-2-2

EXHIBIT B

SERIES A NOTES FUNDING INSTRUCTION LETTER

Exhibit B-1

EXHIBIT C

[FORM OF REQUEST FOR PURCHASE]

MCGRATH RENTCORP

Reference is made to the Note Purchase and Private Shelf Agreement (the “Agreement”), dated as of June 2, 2004, between McGrath RentCorp (the “Company”) and the other Persons named therein as parties thereto. All terms herein that are defined in the Agreement have the respective meanings specified in the Agreement. Pursuant to paragraph 2B(3) of the Agreement, the Company hereby makes the following Request for Purchase:

Aggregate principal amount of the Notes covered hereby (the “Notes”) $

Individual specifications of the Notes:

Principal Amount	Final Maturity Date	Principal Prepayment Dates and Amounts	Interest Payment Period
*	**	***	semi-annually

Use of proceeds of the Notes:

Proposed day for the closing of the purchase and sale of the Notes:

The purchase price of the Notes is to be transferred to:

Name, Address and ABA Routing Number of Bank	Number of Account	Name & Telephone No. of Bank Officer

The Company certifies (a) that the representations and warranties contained in paragraph

*	Minimum of $5,000,000
**	Not more than ten years.
***	Average life of not more than seven years.

Exhibit C-1

8 of the Agreement are true on and as of the date of this Request for Purchase and (b) that there exists on the date of this Request for Purchase no Event of Default or Default (both before and after giving effect to the issuance and purchase of the Notes contemplated hereby).

Dated:                          ,

MCGRATH RENTCORP

By:
Name:
Authorized Officer

Exhibit C-2

EXHIBIT D

[FORM OF CONFIRMATION OF ACCEPTANCE]

MCGRATH RENTCORP

Reference is made to the Note Purchase and Private Shelf Agreement (the “Agreement”), dated as of June 2, 2004, between McGrath RentCorp (the “Company”) and the other Persons named therein as parties thereto. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

PIM or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2B(5) and 2B(7) of the Agreement.

Pursuant to paragraph 2B(5) of the Agreement, an Acceptance with respect to the following Accepted Shelf Notes is hereby confirmed:

I.	Accepted Shelf Notes: Aggregate principal amount $ .

(A)	(a) Name of Purchaser:

(b)    Principal amount:

(c)    Final maturity date:

(d)    Principal prepayment dates and amounts:

(e)    Interest rate:

(f)    Interest payment period: semi-annually

(g)    Payment and notice instructions: As set forth on attached Purchaser Schedule.

(B)	(a) Name of Purchaser:

(b)    Principal amount:

(c)    Final maturity date:

(d)    Principal prepayment dates and amounts:

(e)    Interest rate:

(f)    Interest payment period: semi-annually

(g)    Payment and notice instructions: As set forth on attached Purchaser Schedule.

[(C), (D) . . . same information as above.]

II.	Closing Day: ,

Dated:                          ,

Exhibit D-1

MCGRATH RENTCORP

By:
Name:
Title:

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:
Name:
Title:	Vice President

[PRUDENTIAL AFFILIATE]

By:
Name:
Title:	Vice President

Exhibit D-2

EXHIBIT E

[FORM OF MULTIPARTY GUARANTY]

Exhibit E-1

EXHIBIT F

[FORM OF INDEMNITY AND CONTRIBUTION AGREEMENT]

Exhibit F-1

EXHIBIT G-1

[FORM OF SERIES A LEGAL OPINION]

Exhibit G-1-1

EXHIBIT G-2

[FORM OF SHELF OPINION]

Exhibit G-2-1